EXHIBIT 10.107

THIRD LEASE AMENDMENT

This THIRD LEASE AMENDMENT (this “Amendment”) is made as of the 31st day of December 2007, by and between BOI I, L.L.C., a New Jersey limited liability company, having an address c/o Advance Realty Group, 1430 Route 206, Suite 100, Bedminster, New Jersey 07921 (“Landlord”), and PERFORMANCE HEALTH TECHNOLOGIES, INC., a Delaware corporation, having an office at 427 Riverview Plaza, Trenton, New Jersey 08611 (“Tenant”).

RECITALS:

A. The Flynn Company (“Flynn”), as Rent Receiver for River View Executive Park, Inc., on behalf of Colony NYRO Partners, L.P., and Tecker Consultants, LLC (“Tecker”) entered into a lease dated as of October 31, 1994 (the “Original “Lease”), which Original Lease was modified by a First Amendment to Lease dated as of November 24, 1999, and a Second Amendment to Lease dated as of January 13, 2003 (collectively the “Lease”), for approximately 1,909 square feet of space (the “Premises”) on the second floor of the building located at 427 Riverview Executive Park, Trenton, New Jersey (the “Building”).

B. Landlord is the successor in interest to Flynn.

C. Pursuant to an Assignment and Assumption of Lease dated as of August 31, 2006, Tenant assumed all of the rights and obligations of Tecker under the Lease.

D. Landlord and Tenant desire to amend the Lease to extend the Lease Term, subject to the terms, covenants and conditions set forth below.

NOW, THEREFORE, in consideration of the sum of One Dollar ($1.00) and other good and valuable consideration, the parties hereto mutually covenant and agree as follows:

1. All capitalized terms not defined herein shall have the meaning given such terms in the Lease.

2. The Lease Term is hereby extended to December 31, 2012. Notwithstanding anything in the Lease to the contrary, Tenant shall have no right to extend the Lease Term beyond December 31, 2012 without the written consent of Landlord.

3. Each party herein covenants, warrants and represents to the other party that it has had no dealings, conversations or negotiations with any broker concerning the execution and delivery of this Amendment. Landlord and Tenant hereby indemnify and hold each other harmless against any loss, claim, expense or liability arising from any action of the other party or from any broker claiming through the other party with respect to any commissions or brokerage fees claimed by any entity on account of the execution of this Amendment.

4. Tenant represents and warrants that it is the sole owner and holder of the Tenant’s interest in the Lease, and it has not assigned, mortgaged, hypothecated, sublet, or otherwise alienated all or any part of its interest in the Lease or the Premises. The Lease is in full force and effect and is enforceable in accordance with its terms. Tenant has no claim, action or right of setoff against Landlord arising out of the Lease or Tenant’s occupancy. Tenant represents that there has been no default on the part of Landlord or Tenant under the Lease, nor has any event or condition occurred that after the giving of notice or lapse of time, or both, would constitute an event of default on the part of Landlord or Tenant under the Lease.

5. Tenant hereby renews its obligations to Landlord for the full, prompt and timely payment of all rents and other sums required to be paid by Tenant during the term of the Lease as herein modified, and for the full, prompt and timely performance of, compliance with and observation of all the terms contained in the Lease as herein modified.

6. The parties hereto represent and warrant to each other that each has full right and authority to enter into this Amendment and that the person signing this Amendment on behalf of Landlord and Tenant respectively has the requisite authority for such act.

7. Except as expressly provided herein, all other terms, conditions, covenants, conditions and agreements as set forth in the Lease remain unchanged and in full force and effect.

8. This Amendment shall be governed by the laws of the State of New Jersey.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

BOI I, L.L.C.,
a New Jersey limited liability company

By:          Advance Plaza, Inc.
a New Jersey corporation, its managing member

By:          /s/ Kurt R. Padavano
Name:  Kurt R. Padavano
Title:  COO

PERFORMANCE HEALTH TECHNOLOGIES, INC.,
a Delaware corporation

By:          /s/ Robert D. Prunetti
Name:  Robert D. Prunetti
Title:  CEO